Exhibit 99.2

Corpay Invests Alongside TPG to Acquire AvidXchange

Makes $500 million minority investment in take-private transaction with option to acquire 100%

ATLANTA – May 6, 2025 –– Corpay, Inc. (NYSE: CPAY), a leading corporate payments company, today announced that it has signed a definitive agreement to make a minority investment in AvidXchange Holdings, Inc (NASDAQ: AVDX) (“AvidXchange”) as part of a transaction to take AvidXchange private alongside TPG for $10.00 per share in a cash transaction that values AvidXchange at $2.2 billion.

Under the agreement, Corpay will invest approximately $500 million for a 33% equity stake in the company. The transaction is expected to close in the fourth quarter of 2025, subject to shareholder and regulatory approval and standard closing conditions.

AvidXchange is a leading provider of accounts payable (AP) automation solutions to lower middle market companies with a focus on several verticals including real estate, HOA, financial institutions and media.

“We’re delighted to partner with AvidXchange leadership and TPG on this transaction. We couldn’t pass up the opportunity to participate in this transaction and invest in a large, complementary corporate payments business,” said Ron Clarke, Chairman and CEO of Corpay.

“We’re incredibly impressed with AvidXchange’s assets and capabilities. AvidXchange has over 8,500 highly satisfied customers in complementary verticals. It has a large merchant payment network with a combination of virtual card and ACH+ acceptance. Additionally, we really like AvidXchange’s business model: diverse revenue streams from payments and software, high retention rates, and very little working capital and credit exposure.”

“We expect the transaction to be accretive to Corpay earnings in 2026, and the take-private transaction structure gives the company the flexibility to transform and accelerate profit growth. We have the option to buy the rest of the company in 2028.”

“Corpay has a long track record of driving value through innovative products and high-quality customer service,” said John Flynn and Tim Millikin, Partners at TPG. “They bring an important combination of capital and insight to the transaction. We are pleased to invest alongside the Corpay team.”

Goldman Sachs & Co. LLC acted as exclusive financial advisor to Corpay, and Eversheds Sutherland acted as legal counsel to Corpay.

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Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Corpay’s assumptions and expectations regarding its investment alongside TPG in connection with the acquisition of AvidXchange, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.

These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as risks related to the completion of the acquisition of AvidXchange and our investment therein alongside TPG, including the satisfaction of any conditions thereto, our ability to successfully execute our strategic plan, manage our growth and achieve our performance targets; the impact of macroeconomic conditions, including any recession or economic downturn that has occurred or may occur in the future, and whether expected trends, including retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicle, retail lodging price, foreign exchange rates and interest rates trends develop as anticipated and we are able to develop successful strategies in light of these trends, as well as the other risks and uncertainties identified under the caption "Risk Factors" in the 2024 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2025 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access Corpay’s SEC filings for free by visiting the SEC web site at www.sec.gov.

About Corpay
Corpay (NYSE: CPAY), the Corporate Payments Company, is a global S&P 500 provider of commercial cards (e.g, business cards, fleet cards, virtual cards) and AP automation solutions (e.g., invoice and payments automation, cross border payments) to businesses worldwide. Our solutions “keep business moving” and result in our customers better controlling purchases, mitigating fraud, and ultimately spending less. To learn more visit www.corpay.com.

Corpay Investor Relations Jim Eglseder Jim.Eglseder@corpay.com 770-417-4697 Corpay Corporate Media Relations Chad Corley Chad.Corley@corpay.com 770-729-5021